FOR IMMEDIATE RELEASE

Contact:	Jerry W. Nix, Vice Chairman and CFO (770) 612-2048

GENUINE PARTS COMPANY
ANNOUNCES 3rd QUARTER 2008
EARNINGS RELEASE DATE AND CONFERENCE CALL

Atlanta, Georgia, October 2, 2008 — Genuine Parts Company (NYSE: GPC) plans to release Third Quarter Earnings on October 17, 2008. Management will also conduct a conference call on this date at 11:00 a.m. Eastern time. You are invited to join the call, which will be hosted by Chairman, President and CEO Tom Gallagher and Vice Chairman and CFO Jerry Nix. The public may access the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing 877-422-4780. The conference ID is 67330418. If you are unable to participate during the call, a replay of the call will be available on the Company’s website or at 800-642-1687, ID 67330418, two hours after the completion of the conference call until 12:00 a.m. Eastern time on November 1, 2008.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and in Canada through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes product nationwide in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S. and in Canada and Mexico. Genuine Parts Company had 2007 revenues of $10.8 billion.